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                                                                   Exhibit (ak)
PNC Bank, N.A.
Valley Forge Regional
Banking Center
1000 Westlakes Drive, Suite 200
Berwyn, PA 19312
610 640 4900 Tel



March 1, 1995



Kleinert's, Inc.
Suite 100, 120 W. Germantown Pike
Plymouth Meeting, PA 19462
Attention: Joseph J. Connors
   Executive Vice President



Re: $15,000,000 Discretionary Line of Credit
    -------------------------------------

Dear Joe:

You have requested that PNC Bank, National Association (the "Bank") provide financing to Kleinert's, Inc. of Alabama (the "Borrower"). This letter is to confirm that the Bank has approved a $15,000,000 discretionary line of credit to the Borrower. Advances made under the line of credit, if any, shall be due and payable on demand. All advances will bear interest and be subject to the terms and conditions set forth herein and in the Note enclosed herewith.


This is not a committed line of credit. The Borrower acknowledges and agrees that advances under this line of credit, if any, shall be made at the sole discretion of the Bank. The Bank maY decline to make advances under the line, terminate the line or demand repayment of all outstanding obligations thereunder, at any time and for any reason without prior notice to the Borrower. This letter sets forth certain terms and conditions solely to assure that the parties understand each other's expectations and to assist the Bank in evaluating the status, on an ongoing basis, of the line of credit.


The Bank's willingness to consider making advances under this facility is subject to the Borrower's ongoing agreement as follows: (a) Advances, if any, will be supported by unconditional guarantee and surety of Kleinert's, Inc. pursuant to a Surety Agreement in the form attached to this letter; (b) Borrower must furnish the Bank with its audited annual financial statements within 90 days after the end of its fiscal year, its unaudited quarterly financial statements within 60 days after the end of each fiscal quarter and such other financial information as the Bank may reasonably request from time to time promptly after receipt of each request; (c) Borrower must notify the Bank as soon as practicable following the occurrence of any material default (or event which, with the passage of time or giving of notice or both, would become a default) under any direct or contingent obligation of the Borrower, and (d) upon the Bank's request, Borrower must furnish copies of any covenant compliance certificates prepared in connection with any such obligations.


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Please indicate the Borrower's agreement to the terms and conditions of this letter by having the enclosed copy of this letter executed where indicated and returning it to me. Prior to the making of any advances hereunder, the Borrower must deliver to the Bank duly executed originals of the Note and the Surety Agreement from Kleinert's, Inc., each in form and substance satisfactory to the Bank.

This letter, and the corresponding line of credit, will replace the existing $10,000,000 discretionary line of credit evidenced by a letter agreement dated May 10, 1994 and note dated May 16, 1994. Upon your execution of this letter and the enclosed documents, the existing documents will be cancelled and returned to you.

I am pleased to offer support for your banking needs and look forward to working with you.

Very truly yours,

PNC BANK, NATIONAL ASSOCIATION

By:  /s/ Mark E. Bevilacqua
    --------------------------------
         Mark E. Bevilacqua
           Vice President

With the intent to be legally bound, the above terms and conditions are hereby agreed to and accepted this 3rd day of March, 1995:



KLEINERT'S, INC. OF ALABAMA



By: /s/ Joseph J. Connors
    ------------------------------


Title: Executive Vice President
      ----------------------------
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                    DISCRETIONARY LINE OF CREDIT DEMAND NOTE

 $15,000,000                                                     March 1, 1995
                                                              Philadelphia, PA

     FOR VALUE RECEIVED, KLEINERT'S, INC. OF ALABAMA (the "Borrower") , with an address at Suite 100, 120 W. Germantown Pike, Plymouth Meeting, PA 19462 promises to pay ON DEMAND to the order of PNC BANK, NATIONAL ASSOCIATION (the "Bank"), in lawful money of the United States of America in immediately available funds at its offices located at Broad and Chestnut Streets, Philadelphia, Pennsylvania 19101, or at such other location as the Bank may designate from time to time, the principal sum of Fifteen Million Dollars ($15,000,000) (the "Facility") or such lesser amount as may be advanced to or for the benefit of the Borrower hereunder, together with interest accruing on the outstanding principal balance from the date hereof, as provided below:

     1. Rate of Interest. Amounts outstanding under this Note will bear interest at a rate per annum determined in the Bank's sole discretion, as offered in good faith by the Bank to the Borrower as the rate at which Bank would advance funds to Borrower in the principal amount requested for the interest period requested, not to exceed 180 days (the "Offered Rate").

     Interest will be calculated on the basis of a year of 360 days for the actual number of days in each interest period. In no event will the rate of interest hereunder exceed the maximum rate allowed by law.

     2. Discretionary Advances. THIS IS NOT A COMMITTED LINE OF CREDIT AND ADVANCES UNDER THIS NOTE, IF ANY, SHALL BE MADE BY THE BANK IN ITS SOLE DISCRETION. NOTHING CONTAINED IN THIS NOTE OR ANY OTHER LOAN DOCUMENTS SHALL BE CONSTRUED TO OBLIGATE THE BANK TO MAKE ANY ADVANCES. THE BANK SHALL HAVE THE RIGHT TO REFUSE TO MAKE ANY ADVANCES AT ANY TIME WITHOUT PRIOR NOTICE TO THE BORROWER.

     The Borrower may request advances, repay and request additional advances hereunder, subject to the terms and conditions of this Note and the Loan Documents (as defined herein). In no event shall the aggregate unpaid principal amount of advances under this Note exceed the face amount of this Note.

     3. Payment Terms. The outstanding principal balance and any accrued but unpaid interest shall be due and payable on demand. THE BORROWER ACKNOWLEDGES AND AGREES THAT THE BANK MAY AT ANY TIME AND IN ITS SOLE DISCRETION DEMAND PAYMENT OF ALL AMOUNTS OUTSTANDING UNDER THIS NOTE WITHOUT PRIOR NOTICE TO THE BORROWER. Accrued interest will be due and payable in the absence of demand on the last day of the interest period, or, in the case of an interest period which is longer than 90 days, on the 90th day and at the end of the interest period.


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     Any payment of principal or interest under this Note must be received by the Bank by 2:00 p.m. prevailing Eastern Time on a business day in order to be credited on such date. If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. The Borrower hereby authorizes the Bank to charge Borrower's deposit account at the Bank for any payment when due hereunder. Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Bank may choose, in its sole discretion.

     4. Default Rate. Beginning five days following demand, this Note shall bear interest at a rate per annum (based on a year of 360 days and actual days elapsed) which shall be equal to two percentage points (2.00%) in excess of the Prime Rate but not more than the maximum rate allowed by law (the "Default Rate"). As used herein, "Prime Rate" shall mean the rate publicly announced by Bank from time to time as its prime rate. The Prime Rate is determined from time to time by the Bank as a means of pricing some loans to its borrowers. The Prime Rate is not tied to any external rate of interest or index, and does not necessarily reflect the lowest rate of interest actually charged by the Bank to any particular class or category of customers. If and when the Prime rate changes, the Default Rate on this Note will change automatically without notice to the Borrower, effective on the date of such change.

     The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

     5. Prepayment. If the Borrower prepays all or any part of any advance which is accruing interest at an As Offered rate which is a fixed rate on other than the last day of the applicable interest period, the Borrower shall also pay to the Bank, on demand therefor, the Cost of Prepayment. "Cost of Prepayment" means an amount equal to the present value, if positive, of the product of (a) the difference between (i) the yield on the beginning date of the applicable interest period, of a U.S. Treasury obligation with a maturity similar to the applicable interest period minus (ii) the yield, on the prepayment date, of a U.S. Treasury obligation with a maturity similar to the remaining maturity of the applicable interest period, and (b) the principal amount to be prepaid, and
(c) the number of years, including fractional years, from the prepayment date to the end of the applicable interest period. The yield on any U.S. Treasury obligation shall be determined by reference to Federal Reserve Statistical Release H.15(519) "Selected Interest Rates". For purposes of making present value calculations, the yield to maturity of a similar U.S. Treasury obligation on the prepayment date shall be deemed the discount rate. The Cost of Prepayment shall also apply to any prepayments made after acceleration of the maturity of this Note.


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     6. Other Loan Documents. This Note is issued in connection with the confirmation letter dated March 1, 1995 and the other agreements referred to therein, the terms of which are incorporated herein by reference (collectively, the "Loan Documents").

     7. Advance Procedures. A request for advance made by telephone shall be promptly confirmed in writing. The Borrower authorizes the Bank to accept telephonic requests for advances, and the Bank shall be entitled to rely upon the authority of any person providing such instructions. The Borrower hereby indemnifies and holds the Bank harmless from and against any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees and expenses) which may arise or be created by the acceptance of such telephone requests or making such advances. The Bank will enter on its books and records, which entry when made will be presumed correct, the date and amount of each advance, as well as the date and amount of each payment made by the Borrower.

     B. Power to Confess Judgment. The Borrower hereby empowers any attorney of any court of record within the Commonwealth of Pennsylvania, after demand is made hereunder, to appear for the Borrower and, with or without complaint filed, confess judgment, or a series of judgments, against the Borrower in favor of the Bank for the entire principal balance of this Note and all accrued interest, together with costs of suit and a reasonable attorney's commission, and for doing so, this Note or a copy verified by affidavit shall be a sufficient warrant. The Borrower hereby forever waives and releases all errors in said proceedings and all relief from any and all appraisement, stay or exemption laws of any state now in force or hereafter enacted.

     No single exercise of the foregoing power to confess judgment, or a series of judgments, shall be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, but the power shall continue undiminished and it may be exercised from time to time as often as the Bank shall elect until such time as the Bank shall have received payment in full of the debt, interest and costs.

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     9. Right of Setoff. In addition to all liens upon and rights of setoff against the money, securities or other property of the Borrower given to the Bank by law, the Bank shall have, with respect to the Borrower's obligations to the Bank under this Note and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and the Borrower hereby assigns, conveys, delivers, pledges and transfers to the Bank all of the Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of the Borrower now or hereafter in the possession of or on deposit with the Bank whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrower.

     10. Miscellaneous. No delay or omission of the Bank to exercise any right or power arising hereunder shall impair any such right or power or be considered to be a waiver of any such right or power or any acquiescence therein nor shall the action or non-action of the Bank impair any right or power resulting therefrom. The Borrower agrees to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Bank in the enforcement of its rights in this Note and any security therefor, including without limitation reasonable fees and expenses of the Bank's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect.

     The Borrower hereby forever waives presentment, demand, protest, notice of dishonor, non-payment or default and any other notices of any kind.

     If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrower and the heirs, executors, administrators, successors and assigns of the Borrower, and the benefits hereof shall inure to the benefit of Bank and its successors and assigns. All references herein to the "Borrower" and "Bank" shall be deemed to apply to the Borrower and Bank and their respective heirs, executors, administrators, successors and assigns.

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     This Note has been delivered to and accepted by the Bank and will be deemed to be made in the Commonwealth of Pennsylvania. This Note will be interpreted and the rights and liabilities of the parties hereto determined in accordance with the laws of the Commonwealth of Pennsylvania. The Borrower hereby agrees to the jurisdiction of any state or federal court located within the county where the Bank's office identified above is located, or such other venue as the Bank chooses, and consents that all service of process be made by certified mail directed to Borrower at the Borrower's address set forth herein, and service so made will be deemed to be completed five (5) business days after the same has been deposited in U.S. mails, postage prepaid; provided that nothing contained herein will prevent the Bank from bringing any action or exercising any rights against any security or against the Borrower individually, or against any property of the Borrower within any other state or nation to enforce any award or judgment obtained in the venue specified above or such other venue as the Bank chooses. The Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted hereunder.

     11. Renewal Note. This Note is a renewal of and in substitution for a Note in the principal amount of $10,000,000 payable to Bank dated May 16, 1994 (the "Original Note"). However, without duplication, this Renewal Note shall in no way extinguish Borrower's unconditional obligation to repay all indebtedness evidenced by the original Note.

     12. Waiver of Jury Trial. THE BORROWER IRREVOCABLY WAIVES ANY AND ALL RIGHTS THE BORROWER MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS AND ACKNOWLEDGES THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

     The Borrower acknowledges that it has read and understood all the provisions of this Note, including the confession of judgment and waiver of jury trial, and has been advised by counsel as necessary or appropriate.

     WITNESS the due execution and sealing hereof with the intent to be legally bound hereby.




[CORPORATE SEAL]                        KLEINERT'S, INC.  OF ALABAMA


Attest:  /s/ Gerald E. Monigle          By: /s/ Joseph J. Connors
        ----------------------------        --------------------------------


Title:  Asst. Secretary               Title: Asst. Secretary
        ----------------------------        --------------------------------

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